Exhibit 23.2
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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of DataMEG Corp. of our report dated April 2, 2001, on our audits of the consolidated financial statements of DataMEG Corp. and Subsidiary as of December 31, 2000 and 1999, which report appears in Item 8 on Form 10-K.

/s/ Hoffman, Fitzgerald & Snyder, P.C.
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    Hoffman, Fitzgerald & Snyder, P.C.

    McLean, Virginia
    November 27, 2001